UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

OPTIGENEX INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51248	20-1678933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

750 Lexington Avenue 6th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 905 0189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 15, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $515,000 in callable secured convertible notes (the "Notes") and (ii) warrants to purchase 100,000,0000 shares of our common stock (the "Warrants").

The Notes carry an interest rate of 8% and a maturity date of September 15, 2009. The notes are convertible into our common shares at the lesser of (i) the Variable Conversion Price (as defined hereafter); or (ii) the Fixed Conversion Price of $0.10. The Variable Conversion Price shall be equal to the Applicable Percentage multiplied by the average of the lowest three (3) intra-day trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The Applicable Percentage is 60%.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.10 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on a determination date is below $0.10, we may prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property as well as demand registration rights.

We simultaneously issued to the Investors, seven year warrants to purchase 100,000,000 shares of our common stock at an exercise price of $0.10.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by the Investors and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

We are committed to registering the shares of common stock underlying the Notes upon written demand of the Investors (“Demand Notice”). We must file the registration statement within forty-five (45) days from the date on which we receive the Demand Notice otherwise we may be subject to penalty provisions. There are penalty provisions for us should the filing not be declared effective within 120 days from the date on which we receive the Demand Notice.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Notes described in Item 1.01 was completed on September 15, 2006. At the closing, we became obligated to the Investors for $515,000 in face amount of the Notes. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated September 15, 2006 by and among the Company and the Investors
4.2	Form of Callable Secured Convertible Note by and among the Company and the Investors
4.3	Form of Stock Purchase Warrant by and among the Company and the Investors
4.4	Registration Rights Agreement by and among the Company and the Investors
4.5	Security Agreement by and among the Company and the Investors
4.6	Intellectual Property Security Agreement by and among the Company and the Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX, INC.

Dated: September 19, 2006	By:	/s/ Daniel Zwiren
Daniel Zwiren
President